Exhibit 10.2

ORBOTECH LTD.

2010 EQUITY-BASED INCENTIVE PLAN (AS AMENDED AND RESTATED)

Table of Contents

1.	Preamble	2

2.	Administration	2

3.	Shares Subject to the 2010 Plan	3

4.	Eligibility; Written Agreement	4

5.	Grant of the Awards and Issuance of the Ordinary Shares to the Trustee	5

6.	Terms of Grant of Restricted Shares and Restricted Share Units	5

7.	Purchase Price	6

8.	Vesting of Awards	6

9.	Nontransferability of Awards	7

10.	Termination of Employment or Services	8

11.	Rights as Shareholders	8

12.	Dividends and Voting Rights	9

13.	Rights and/or Benefits Arising out of the Employee/Employer or Other Relationship and the Absence of an Obligation to Employ or Retain	10

14.	Adjustments Upon Changes in Capitalization; Significant Event	11

15.	Term, Termination and Amendment	12

16.	Effectiveness of the 2010 Plan	13

17.	Taxation	13

18.	Governing Law	16

19.	Miscellaneous	16

1.	Preamble

(a)	Orbotech Ltd., an Israeli corporation (the “Company”), hereby adopts the “2010 Equity-Based Incentive Plan”, which shall be referred to herein as the “2010 Plan”.

(b)

The general purpose and intent of the 2010 Plan is assist the Company in attracting, retaining, motivating and rewarding employees, officers, directors and/or consultants of the Company and Related Companies (as defined below) by providing them with equity-based incentives.

(c)

The 2010 Plan provides for the granting of: (i) Ordinary Shares (as defined below) subject to certain transfer restrictions, forfeiture conditions and/or other terms and conditions specified herein and in the applicable Agreement (“Restricted Shares”); and (ii) awards representing an unfunded and unsecured promise to deliver Ordinary Shares, cash, other securities or other property, as determined by the Board of Directors of the Company (the “Board”), in accordance with the terms and conditions specified herein and in the applicable Agreement (“Restricted Share Units”) (Restricted Shares and Restricted Share Units, collectively, “Awards”, and each, an “Award”).

(d)

Employees, officers, directors and/or consultants of: (i) the Company and/or (ii) companies, partnerships or other entities and their respective subsidiary companies, partnerships or entities inside or outside of Israel in which the Company holds, directly or indirectly, at least a 50% equity interest (each a “Related Company”) shall be eligible to receive Awards under the 2010 Plan (each a “Participant”).

(e)

The 2010 Plan is intended to enable the Company to grant Awards under various and different tax regimes including, without limitation: (i) pursuant and subject to Section 102 of the Israeli Income Tax Ordinance (New Version) 1961 (the “Tax Ordinance”) or any provision which may amend or replace it and any regulations, rules, orders or procedures promulgated thereunder (collectively, “Section 102”) and to designate them as either grants made through a trustee or not through a trustee; (ii) pursuant and subject to Section 3(i) of the Tax Ordinance; and (iii) to Participants in jurisdictions other than Israel.

2.	Administration

(a)

Subject to the provisions of any applicable law, the 2010 Plan shall be administered by the Board, which may delegate its duties and powers in whole or in part to any committee of the Board. Any reference herein to the Board shall also mean any such committee and, unless the powers of such committee have been specifically limited by the Board, in the 2010 Plan or by any applicable law, such committee shall have all powers of the Board granted herein.

(b)

Without derogating from the generality of the foregoing, the Board shall have the authority to designate grants made pursuant to Section 102 as either grants made through a trustee or not through a trustee and to determine (and from time to time, change, subject to Section 102) the tax route applicable to Awards granted through a trustee pursuant to Section 102 (e.g., the capital gains route or the employment income route) and to make any other elections with respect to the 2010 Plan pursuant to applicable law.

(c)

The Board shall have plenary authority to determine the terms and conditions of all Awards (which need not be identical) consistent with the terms of the 2010 Plan (including, without limitation: (i) the purchase price, if any, of Awards; (ii) the individuals to whom, and the time or times at which, Awards shall be granted; (iii) the types of Awards to be granted; (iv) the number of Ordinary Shares to be subject to each Award; (v) whether, to what extent and under what circumstances Awards may be settled in cash, Ordinary Shares, other securities, other Awards or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, canceled, forfeited or suspended; (vi) whether to accelerate the vesting of, payment for or lapse of restrictions on, Awards; (vii) whether grants shall be made through a trustee or not through a trustee; (viii) whether an Award shall be granted pursuant to Section 102 or otherwise; (ix) whether, to what extent and under what circumstances Restricted Shares should be subject to transfer restrictions, forfeiture provisions and/or other terms and conditions; and (x) when any Restricted Shares or Restricted Share Units shall vest and any transfer restrictions, forfeiture provisions and/or other terms and conditions with respect thereto should lapse and/or expire) and, except as otherwise prohibited by the 2010 Plan, to waive any such terms and conditions at any time.

(d)

Subject to Section 15, the Board shall have plenary authority to construe and interpret the 2010 Plan, to prescribe, amend and rescind the rules and regulations relating thereto and to make all other determinations the Board deems necessary or advisable for the administration of the 2010 Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the 2010 Plan in the manner and to the extent the Board deems necessary or advisable. All determinations of the Board pursuant to the provisions of the 2010 Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Participants and their estates and beneficiaries.

(e)

No director or officer of the Company shall be personally liable or obligated to any Participant or other person as a result of any decision or omission made and/or action taken with respect to the 2010 Plan or its execution.

3.	Shares Subject to the 2010 Plan

(a)

Subject Shares. The shares subject to the 2010 Plan shall be Ordinary Shares of the Company of NIS 0.14 nominal (par) value per share (“Ordinary Shares”). Such Ordinary Shares may be, in whole or in part, as the Board shall from time to time determine and subject to applicable law, authorized and unissued Ordinary Shares or issued and fully paid Ordinary Shares which have resulted from Restricted Shares which have been forfeited and returned to the Company, or Ordinary Shares which shall have otherwise been purchased by the Company, by the Trustee (as hereinafter defined) or by any custodian hereunder with funds provided by the Company.

(b)

Maximum Shares. The aggregate number of Ordinary Shares that may be issued and delivered pursuant to Awards granted under the 2010 Plan (the “Maximum 2010 Plan Shares”) shall not exceed 1,000,000; provided, however, that an aggregate of 250,000 or more of the Ordinary Shares subject to the Maximum 2010 Plan Shares (the “Performance-Based Minimum Amount”) shall be designated as Performance-Based Restricted Shares or Performance-Based Restricted Share Units pursuant to Section 8(a)(iii). The number of Maximum 2010 Plan Shares and the Performance-Based Minimum Amount shall be adjusted in accordance with the terms set forth herein, including, without limitation, Section 14. No Award may be issued under the 2010 Plan unless, at the time of the grant of such Award, such Award would not cause the Maximum 2010 Plan Shares limitation to be exceeded.

Any increase in the Maximum 2010 Plan Shares shall be subject to the provisions of Section 15.

(c)

Expired, Terminated, Forfeited or Cancelled Awards; Awards Settled in Cash or Otherwise Terminated. If any Award granted under the 2010 Plan shall expire, terminate or be forfeited or cancelled, settled in cash, or otherwise terminate for any reason without a delivery to the Participant (or the Trustee or custodian on his or her behalf) of the full number of Ordinary Shares to which the Award related, the Ordinary Shares under such Award which were not so delivered shall again be available for the purposes of the 2010 Plan. The foregoing shall not apply to: (i) Ordinary Shares which were not delivered pursuant to Performance-Based Restricted Shares or Performance-Based Restricted Share Units which expired, terminated or were forfeited or lapsed solely because the performance goals with respect thereto were not attained and such Ordinary Shares will not again be available for purposes of the 2010 Plan; or (ii) Ordinary Shares, if any, withheld or surrendered in payment of taxes relating to an Award, which shall be deemed Ordinary Shares delivered to the Participant for the purposes hereof and will not again be available for purposes of the 2010 Plan. For the avoidance of doubt, if, with respect to any Performance-Based Restricted Shares or Performance-Based Restricted Share Units, such Award expires, terminates or is forfeited or cancelled, settled in cash, or otherwise terminated for any reason other than because the performance goals with respect thereto were not attained without a delivery to the Participant (or the Trustee or custodian on his or her behalf) of the full number of Ordinary Shares to which the Award related (such as subsequent to the relevant performance goals being met, or prior to the termination of the relevant performance period of the applicable performance goals for reasons not connected with the applicable performance goals (e.g. termination of a Participant’s employment or service with the Company)), the Ordinary Shares under such Award which were not so delivered shall again be available for the purposes of the 2010 Plan.

(d)

Notwithstanding anything herein to the contrary, equity-based awards assumed or substituted by the Company or any Related Company as part of a corporate transaction (including, without limitation, from an entity that merges with or into the Company or any Related Company, is acquired by the Company or any Related Company, or is otherwise involved in a similar transaction) shall not count against the number of Ordinary Shares reserved and available for purposes of the 2010 Plan.

4.	Eligibility; Written Agreement

(a)

Awards hereunder may be made to any Participant; provided, however, that Awards under Section 102 may only be made to persons who are, at the time of the Award, employees (as such term is defined for purposes of Section 102 and which currently includes officers and directors) of the Company or any Israeli Related Company. The grant of an Award hereunder shall not, in and of itself, either entitle such Participant to participate, nor disqualify such Participant from participating, in any other grant of Awards pursuant to the 2010 Plan or any other equity remuneration plan of the Company.

(b)

Each grant of an Award shall be evidenced by a written agreement (the “Agreement”). Each Agreement with respect to an Award shall, inter alia, designate: (i) whether the Award granted thereunder is pursuant to Section 102 and, if so, under which tax route, or otherwise; and/or (ii) whether the Award shall be granted through the Trustee or not through the Trustee. In each case, the Agreement shall be in such form, and contain such terms and provisions not inconsistent with the provisions of the 2010 Plan, as the Board from time to time shall approve. The effective date of the granting of an Award shall be the date specified as such by the Board (provided such date is not earlier than the date of the Board resolution in this regard) and in the absence of any such specification, the date on which the Board approves such grant. Each grantee of an Award shall be notified thereof and a written Agreement shall be executed and delivered by the Company and the Participant. Any such Agreement may contain such provisions as the Board deems appropriate to ensure that the penalty provisions of Sections 280G and 4999 of the United States Internal Revenue Code of 1986, as amended from time to time (the “Code”) will not apply to any cash or Ordinary Shares received by the Participant from the Company.

5.	Grant of the Awards and Issuance of the Ordinary Shares to the Trustee

(a)

The Board shall appoint (and may, from time to time, replace) a trustee for the purposes of the 2010 Plan (the “Trustee”), and may, from time to time, appoint, remove or replace a custodian for the purposes of the 2010 Plan.

(b)

Unless otherwise determined by the Board, all Awards to Participants shall be issued by the Company in the name of the Trustee or custodian and the share certificates representing any Restricted Shares or Ordinary Shares issued pursuant to any Awards hereunder and any and all other or additional rights or shares deriving therefrom or issued in connection therewith, such as, but not limited to, bonus shares (stock dividends) (“Additional Rights”), shall be issued by the Company in the name of the Trustee or custodian in trust for the designated Participant and shall be deposited with and held by the Trustee or custodian, and registered in the Trustee’s or custodian’s name in the register of members of the Company, for such period as determined by the Board but, in the case of grants of Awards through a trustee pursuant to Section 102, not less than the period required, or approved with respect thereto pursuant to Section 102 or any other applicable laws and regulations as shall be in effect from time to time (the “Lock-Up Period”).

Furthermore, and without derogating from the aforesaid or any other provision hereof, Awards granted or Ordinary Shares issued which were designated as made through a trustee pursuant to Section 102: (i) may not be sold until the end of the Lock-Up Period, unless otherwise allowed or determined by the Israeli tax authorities; and (ii) all Additional Rights with respect thereto will be subject to the same tax route applicable to the original Award.

(c)

Nothing in the foregoing provisions shall derogate from the power of the Board to grant Awards to the Trustee or a custodian otherwise than under the provisions of Section 102 or to grant Awards to Participants directly otherwise than through the Trustee or a custodian or on terms which differ from those specified above or to approve the transfer of Awards and/or of Ordinary Shares from the Trustee to the name of any Participant(s) upon such conditions as shall be determined by the Board.

6.	Terms of Grant of Restricted Shares and Restricted Share Units

Subject to the provisions of the 2010 Plan (including, without limitation, Section 3(b)) and any applicable law, the Board shall have the discretion to determine the number of Restricted Shares and Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, Restricted Shares and Restricted Share Units may be forfeited to the Company, the purchase price, if any, of Restricted Shares and the Ordinary Shares underlying any Restricted Share Units and the other terms and conditions of such Awards. Unless otherwise provided in the applicable Agreement, payment of any purchase price of Restricted Shares or the Ordinary Shares underlying any Restricted Share Units by a Participant shall be made to the Company no later than the day the Agreement with respect thereto is signed in such manner as the Board may prescribe.

Unless otherwise determined by the Board, Restricted Shares shall be subject to the restrictions on sale and transferability as set forth in Section 9(a); shall vest as provided for in Section 8(a); shall be forfeited as provided for in Sections 8(b) and 10(a); and shall confer upon the holders thereof the rights pursuant to Section 11(b).

Unless otherwise determined by the Board, Restricted Share Units shall be subject to the restrictions on sale and transferability as set forth in Section 9(b); shall vest as provided for in Section 8(a); and shall be forfeited as provided for in Sections 8(b) and 10(a). The Agreement with respect to Restricted Share Units may, at the discretion of the Board, include payment for dividend equivalents pursuant to Section 12(a)(v).

7.	Purchase Price

The consideration, if any, to be paid by a Participant for each Restricted Share and for Ordinary Shares issued in settlement of Restricted Share Units shall be determined by the Board. It is anticipated that Restricted Shares and Ordinary Shares issued in settlement of Restricted Share Units will be issued at substantially below Market Price (as defined below) of the Ordinary Shares and for nominal consideration only, if any, provided that less than the nominal (par) value of such shares may be paid only if the appropriate provisions of the Israeli Companies Law, 5759-1999 are complied with.

For purposes hereof, the “Market Price” of the Ordinary Shares shall mean, as of any given date, the mean average between the high and the low sale prices of the Ordinary Shares, as reported by the National Association of Securities Dealers Automated Quotation System Global Select Market (or such market in which such prices are regularly quoted (“Nasdaq”), or, if the Ordinary Shares are not listed on Nasdaq, the closing price of the Ordinary Shares as reported by the National Quotation Bureau Incorporated, or, in all other cases, the value set in good faith by the Board.

8.	Vesting of Awards

(a)	Vesting of Restricted Shares and Restricted Share Units.

(i)

The Board may in its discretion prescribe the time and/or conditions upon which any Award of Restricted Shares or Restricted Share Units shall vest and upon which any transfer restrictions, forfeiture provisions or other terms and conditions of Restricted Shares or Restricted Share Units shall lapse or expire, including any acceleration thereof.

(ii)

Unless otherwise determined by the Board, vesting of Restricted Shares or Restricted Share Units shall be contingent upon the Participant’s continued employment with or provision of services to the Company or a Related Company through the applicable vesting date, and shall be in installments, over a period of four years from the date of grant of the Restricted Shares or Restricted Share Units, in such manner that at the end of two years from the date of grant of the Restricted Shares or Restricted Share Units (to the Trustee, custodian or Participant, as applicable), 50% of the Restricted Shares or Restricted Share Units shall vest (and the forfeiture provisions thereof shall lapse), and at the end of each of the remaining two years, 25% of the Restricted Shares or Restricted Share Units shall vest (and the forfeiture provisions thereof shall lapse).

(iii)

Notwithstanding Section 8(a)(ii) or anything to the contrary herein, the Board may determine that the lapse of the restrictions and forfeiture conditions with respect to Restricted Shares or Restricted Share Units and their vesting may be subject, wholly or partially, to the attainment of performance goals approved by the Board for a performance period established by the Board (such Restricted Shares, “Performance-Based Restricted Shares” and such Restricted Share Units, “Performance-Based Restricted Share Units”). The Board shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant.

(iv)

The Board shall prescribe the nature of, and conditions attaching to, any performance goals which may be set with respect to Awards granted under the 2010 Plan; provided, however, that such goals shall be linked to the Company’s profitability.

(b)

Expiration, Termination and Forfeiture of Unvested Awards. Except as otherwise specified by the Board and subject to the provisions of Section 10, upon termination of a Participant’s employment or service with the Company, any portion of the Restricted Shares or Restricted Share Units not yet vested as of such time shall immediately be forfeited and returned to the Company. For purposes of a Participant’s termination, the Participant’s employment or service shall not be deemed to have been terminated if such Participant continues to be employed with, or provide services to, the Company or any Related Company.

9.	Nontransferability of Awards

(a)

Restricted Shares. Unless otherwise determined by the Board, Restricted Shares and/or the rights to Restricted Shares are personal, and, except insofar as is specified in the 2010 Plan, and, where applicable, subject to Section 102, may not, until such time as the restrictions applicable to such Restricted Shares, including, in the case of grants of Restricted Shares through a trustee pursuant to Section 102, the Lock-Up Period, lapse, be sold, transferred, assigned, pledged, withdrawn, attached or otherwise alienated or encumbered, either voluntarily or pursuant to any law, except by way of transfer pursuant to the laws of inheritance (but only to the extent that such Restricted Shares had vested on the date of death of the Participant), and no power of attorney or deed of transfer, whether the same has immediate effect or shall take effect on a future date, shall be given with respect thereto. Unless the Board provides otherwise, certificates issued in respect of Restricted Shares and, where applicable, any Additional Rights with respect thereto, shall be registered in the name of the Trustee, a custodian or the Participant, as the case may be, and deposited, together with a share transfer deed signed and endorsed by the Participant in blank (the “Share Transfer Deed”), with the Company, the Trustee (in all cases where the Award is through the Trustee) or such custodian as may be designated by the Board, and shall be held by the Company, the Trustee or the custodian until such time as the restrictions applicable to such Restricted Shares, including, in the case of grants of Restricted Shares through a trustee pursuant to Section 102, the Lock-Up Period, lapse.

In the event that, for any reason whatsoever, including pursuant to Section 10(a), any Restricted Shares which have not vested and on which the forfeiture provisions have not theretofore lapsed shall be cancelled, terminated or forfeited, the Company, the Trustee or the custodian, as the case may be, shall, unless instructed otherwise by the Board, exercise the Share Transfer Deed (and each is authorized to complete any missing details therein) in order to return such Restricted Shares to the Company and make them available again for purposes of the 2010 Plan subject to the provisions of Section 3(c) above or for other corporate purposes.

(b)

Restricted Share Units. Unless otherwise determined by the Board, Restricted Share Units, the rights to Restricted Share Units and/or the Ordinary Shares subject thereto are personal and may not be sold, transferred, assigned, pledged, withdrawn, attached or otherwise alienated or encumbered, either voluntarily or pursuant to any law. Ordinary Shares issued in settlement of Restricted Share Units will be issued in the name of the Trustee or such custodian as may be designated by the Board, and certificates issued in respect thereof and, where applicable, any Additional Rights with respect thereto, shall be registered in the name of the Trustee or the custodian, unless otherwise determined by the Board with respect to Awards not granted through a trustee pursuant to Section 102. Ordinary Shares issued in settlement of Restricted Share Units granted through a trustee pursuant to Section 102 may not, until such time as the Lock-Up Period lapses, be sold, transferred, assigned, pledged, withdrawn, attached or otherwise alienated or encumbered, either voluntarily or pursuant to any law, except by way of transfer pursuant to the laws of inheritance, and no power of attorney or deed of transfer, whether the same has immediate effect or shall take effect on a future date, shall be given with respect thereto.

10.	Termination of Employment or Services

(a)

Except as otherwise determined by the Board, if the employment or services of a grantee of Restricted Shares or Restricted Share Units with or to the Company or a Related Company is or are terminated prior to the full vesting of, and lapsing of forfeiture provisions on, such Award for any reason, the Restricted Shares and Restricted Share Units held by such Participant that have not theretofore vested and on which the forfeiture provisions have not theretofore lapsed shall immediately be forfeited and returned to the Company upon such termination.

(b)

The Board may determine whether any given leave of absence or other circumstance constitutes a termination of employment or services. Awards granted under the 2010 Plan shall not be affected by any change of employment or other designation so long as the Participant continues to be an employee of, or to provide services to, the Company or a Related Company.

(c)

In such case as Section 102 shall apply to any Award, where the Participant ceases to be an employee or a director of the Company or of a Related Company prior to the expiration of such period as may be prescribed by applicable law and regulations, the exemption provided by Section 102 may not apply with respect to that Participant pursuant to applicable law. In such case, the Participant shall be obliged to make arrangements with the tax authorities at his or her expense for all matters to do with the taxation of the Award and/or the underlying Ordinary Shares.

11.	Rights as Shareholders

(a)

Restricted Share Units. The holder of a Restricted Share Unit shall have none of the rights of a shareholder with respect to the Ordinary Shares subject to the Restricted Share Unit until the Ordinary Shares subject thereto are transferred to the holder following the vesting of the Restricted Share Unit. Notwithstanding the foregoing, the Board shall have the discretion to provide for dividend equivalents with respect to Restricted Share Units pursuant to Section 12(a)(v). Ordinary Shares issued in settlement of any Restricted Share Units shall confer upon the holders thereof the rights of a shareholder of the Company with respect to thereto, subject to the provisions of the 2010 Plan (including, without limitation, the provisions with respect to voting rights, by or through the Trustee or a custodian pursuant to Section 12(b), the provisions with respect to dividends set forth in Section 12(a), and the provisions with respect to transferability set forth in Section 9(b)), and any restrictions and conditions as the Board may include in the applicable Agreement.

(b)

Restricted Shares. Upon the issuance of Restricted Shares, the Restricted Shares shall confer upon the holders thereof the rights of a shareholder of the Company with respect to the Restricted Shares, subject to the provisions of the 2010 Plan (including, without limitation, the provisions with respect to the vesting and forfeiture provisions on Restricted Shares, the provisions with respect to voting rights, by or through the Trustee or a custodian pursuant to Section 12(b), the provisions with respect to dividends set forth in Section 12(a), and the provisions with respect to transferability set forth in Section 9(a)), and any restrictions and conditions as the Board may include in the applicable Agreement.

12.	Dividends and Voting Rights

(a)

Ordinary Shares, once issued in settlement of Restricted Share Units and pursuant to a grant of Restricted Shares, shall participate equally with the Company’s other Ordinary Shares in every cash dividend, whether in cash or in kind, which shall be declared and distributed, subject to the following provisions:

(i)	A dividend shall be distributed only to persons registered in the register of members as shareholders on the record date fixed for the distribution of the dividend.

(ii)

A dividend with regard to Ordinary Shares which are registered in the name of the Trustee or a custodian shall be paid to the Trustee or the custodian, as the case may be, subject to any lawful deduction of tax, whether such rate is at the usual rate applicable to a dividend or at a higher rate. The Trustee or custodian shall transfer the dividend to the Participants in accordance with instructions that he or she shall receive from the Company. Alternatively, the Company shall be entitled to pay the dividend directly to the Participant subject to the deduction of the applicable tax.

(iii)

Except as provided in Section 17(f)(ii) and without derogating from the provisions of Section 12(a)(ii), the Company, the Trustee or any custodian shall be entitled to set off and deduct at source from any dividend any sum that the Participant owes to the Company, any Related Company, the Trustee or the custodian, whether under the 2010 Plan or otherwise, and/or any sum that the Participant owes to the tax authorities.

(iv)

Dividends on any Restricted Shares that have not yet vested and the forfeiture provisions with respect to which have not yet lapsed may: (A) be paid as aforesaid; (B) be withheld by the Company subject to vesting of the Restricted Shares; or (C) be credited by the Company as additional Restricted Shares (determined by dividing the aggregate dividend amount (after any lawful deduction of tax) that would have been paid with respect to the Restricted Shares if they had been actual Ordinary Shares by the Market Price of an Ordinary Share on the dividend payment date), which additional Restricted Shares shall vest concurrently with the underlying Restricted Shares, all as determined by the Board in its sole discretion prior to the distribution of any dividend. Except as otherwise determined by the Board, no interest will accrue or be paid on the amount of any dividends withheld.

(v)

At the discretion of the Board, dividends on any Restricted Share Units that have not yet vested may: (A) be withheld by the Company subject to the vesting of the Restricted Share Units; or (B) be credited by the Company as additional Restricted Share Units (determined by dividing the aggregate dividend amount (after any lawful deduction of tax) that would have been paid with respect to the Restricted Share Units if they had been actual Ordinary Shares by the Market Price of an Ordinary Share on the dividend payment date), which additional Restricted Share Units shall vest and be settled concurrently with the underlying Restricted Share Units. Except as otherwise determined by the Board, no interest will accrue or be paid on the amount of any dividends withheld.

(b)

Holders of Restricted Shares and of Ordinary Shares issued following settlement of any Restricted Share Unit shall have voting rights with respect to such shares; provided however, that for as long as any Restricted Shares or any Ordinary Shares deriving from any Award are registered in the name of the Trustee or deposited with a custodian, the Trustee or custodian alone shall be entitled to receive every notice to which a shareholder is entitled, and only the Trustee or custodian, or whomever the Trustee or custodian shall designate, shall be entitled to exercise rights as a shareholder vis-à-vis the Company, including the right to participate in all shareholders’ meetings and to vote such Restricted Shares or Ordinary Shares thereat. The Trustee or custodian, as the case may be, shall vote such shares in accordance with the instructions of the Participants on whose behalf they are held and, in the absence of such instructions, at the discretion of the Trustee or custodian in the best interests of the Company.

13.	Rights and/or Benefits Arising out of the Employee/Employer or Other Relationship and the Absence of an Obligation to Employ or Retain

(a)

No income or gain which shall be credited to or which purports to be credited to a Participant as a result of the 2010 Plan shall in any manner be taken into account in the calculation of the basis of the Participant’s entitlements from the Company or any Related Company or in the calculation of any social welfare right or other rights or benefits arising out of the employee/employer or any other relationship (including, without limitation, any benefits under any pension, retirement, severance, profit sharing, bonus, life insurance, vacation or other legal requirement or benefit plan of the Company or any Related Company). Except as otherwise determined by the Board, if, pursuant to any law, the Company or any Related Company shall be obliged for the purposes of calculation of the said items to take into account income or gain actually or theoretically credited to the Participant, the Participant shall indemnify the Company or any Related Company against any expense caused to it in this regard.

(b)

Nothing in the 2010 Plan or any Award granted pursuant thereto shall be interpreted as obligating the Company or any Related Company to employ or retain the services of the Participant, or as conferring upon any Participant any right to continue in the employment of or service with the Company or any Related Company or as restricting the right of the Company or any Related Company to terminate such employment or services at any time. A Participant shall have no claim pursuant to the 2010 Plan whatsoever against the Company or any Related Company as a result of the termination of his or her employment or services, including, without limitation, any claim that such termination causes any Awards to be forfeited and/or prevents the Participant from receiving or retaining any Ordinary Shares otherwise issuable pursuant to any Award granted by, or Agreement with, the Company or any Related Company, or results in any loss due to an imposition, or earlier than anticipated imposition, of tax liability pursuant to applicable law.

(c)

No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders of Awards. The terms and conditions of Awards and the Board’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

14.	Adjustments Upon Changes in Capitalization; Significant Event

(a)

Changes in Capitalization. Notwithstanding any other provisions of the 2010 Plan, the Board shall, consistent with any applicable provisions as may be set forth in an applicable Agreement, take such action as it deems appropriate for the adjustment of each such Award in the event of changes in the outstanding share capital of the Company by reason of any stock dividend (bonus shares), stock split, reverse stock split, recapitalization, reorganization, combination, exchange of shares, merger, consolidation, liquidation, split-up, split-off, spin-off or other similar change in capitalization, or a distribution to ordinary shareholders, including a rights offering (but not including ordinary cash dividends), or any like change (including, without limitation, making provision for cash payments to holders of outstanding Awards in consideration for the cancellation of such Awards). In any such event, the Board without liability to any person shall make such substitution or adjustment, if any, as it deems equitable as to: (i) the number and kind of Ordinary Shares (for the avoidance of doubt, if Ordinary Shares are converted into other securities, the term “Ordinary Share” for purposes of the 2010 Plan shall constitute a reference to such other securities) or other securities issued or reserved for issuance pursuant to the 2010 Plan or pursuant to outstanding Awards; (ii) the maximum number of Ordinary Shares for which Awards (including, without limitation, the Performance-Based Minimum Amount set forth in Section 3(b)) may be granted; and/or (iii) any other affected terms of such Awards.

(b)	Significant Event.

(i)

In the event of a Significant Event, the Board may, but shall not be obligated to: (A) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award; (B) cancel all or any portion of an Award for fair value (as determined in the sole discretion of the Board), which may equal the value of the consideration to be paid in the Significant Event transaction to holders of the same number of Ordinary Shares subject to Awards (or, if no consideration is paid in any such transaction, the Market Price of the Ordinary Shares subject to such Awards) less, in the case of Awards subject to payment of a purchase price, the applicable aggregate purchase price of such Awards; or (C) provide for the issuance of substitute Awards with respect to acquiror stock that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Board in its sole discretion.

(ii)

Each of the following shall be a “Significant Event”: (A) Board or (if approval of the shareholders of the Company is required) shareholder approval of: (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Ordinary Shares would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Ordinary Shares immediately prior to the merger have the same proportionate ownership of Ordinary Shares of the surviving corporation immediately after the merger; (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or shares of the

Company; or (3) the adoption of any plan or proposal for the liquidation or dissolution of the Company; (B) any person or group (within the meaning of Section 13(d)(3) of the U.S. Securities Exchange Act of 1934) other than the Company making a tender offer or exchange offer to acquire any Ordinary Shares (or securities convertible into Ordinary Shares) for cash, securities or any other consideration, provided that: (1) at least a portion of such securities sought pursuant to the offer in question is acquired; and (2) after consummation of such offer, the person in question is the “beneficial owner” (as such term is defined in Rule 13d-3 under the U.S. Securities Exchange Act of 1934), directly or indirectly, of 20% or more of the outstanding Ordinary Shares (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire Ordinary Shares); or (C) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

15.	Term, Termination and Amendment

Unless the 2010 Plan shall theretofore have been terminated as hereinafter provided, it shall terminate on, and no Award shall be granted after, July 14, 2020. The 2010 Plan may be terminated, modified, amended or extended by the shareholders of the Company. The Board may at any time terminate, modify or amend the 2010 Plan in such respects as it shall deem advisable; provided, however, that the Board may not, without approval by the holders of a majority of the outstanding shares of voting stock of the Company present and voting at a duly held meeting at which a quorum is present: (a) except for adjustments in connection with events described in Section 14: (i) increase the maximum number of Ordinary Shares as to which Awards may be granted under the 2010 Plan; or (ii) decrease, for purposes of the 2010 Plan, the Performance-Based Minimum Amount; (b) change the class of persons eligible to receive Awards; (c) expand the types of Awards issuable under the 2010 Plan; (d) extend the term of the 2010 Plan; or (e) adopt any other amendments to the 2010 Plan that are considered material under the rules of Nasdaq or that are required to be approved by shareholders pursuant to the rules of any stock exchange on which the Ordinary Shares are listed or by applicable law. Except as provided in the following paragraph or in Section 17, no termination, modification or amendment of the 2010 Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

Notwithstanding the foregoing, the Board shall have the right at any time and from time to time and without prior notice to modify outstanding Awards to comply with or satisfy applicable law, tax rules, stock exchange rules or accounting rules, to avoid costly governmental filings or to implement administrative changes to the 2010 Plan that are deemed necessary or advisable by the Board for compliance with applicable law. By means of illustration but not limitation, the Board may delay, suspend or prohibit the sale of shares, to avoid securities laws or exchange control filings, laws or regulations or to comply therewith, or for any other administrative purposes deemed appropriate by the Board.

16.	Effectiveness of the 2010 Plan

The 2010 Plan shall be effective as of the date of approval thereof by the Board, which occurred on July 15, 2010 (the “Effective Time”), subject to shareholder approval of the 2010 Plan within 12 months of the Effective Time. No Award will be granted under the 2010 Plan following the Effective Time until shareholder approval thereof is obtained. Awards granted prior to termination of the 2010 Plan will, subject to the terms of the 2010 Plan and any applicable Agreement with a Participant, continue to vest thereafter.

17.	Taxation

(a)	General.

(i)

The Company does not warrant that the 2010 Plan will be recognized by the income tax authorities in any jurisdiction or that any exemption or benefit currently available, whether pursuant to Section 102 or otherwise, will remain available.

(ii)

Each Participant shall be liable for all taxes, duties, fines and other payments which may be imposed, whether imposed upon the Participant, the Company, any Related Company, the Trustee and/or any custodian, under applicable law, rule or regulation (including, but not limited to, income tax, social security payments and health tax) with respect to an Award granted hereunder or any other benefit in respect thereof (including, but not limited to, taxes, duties, fines and other payments imposed under applicable law on the grant, vesting or settlement of an Award, the issuance of Ordinary Shares with respect to an Award, the registration of Ordinary Shares in the Participant’s name, dividends paid on Ordinary Shares issued with respect to an Award, dividend equivalents granted with respect to an Award or the sale of Ordinary Shares issued with respect to an Award and including, without limitation, any such payment required to be made by the Company or any Related Company as the result of any sale by the Participant of shares which were designated as made through a trustee pursuant to Section 102 prior to the end of the Lock-Up Period). Notwithstanding the foregoing: (A) if the Company elects the ‘employment income’ route for Awards granted through a trustee pursuant to Section 102; or (B) if the Company grants awards pursuant to Section 102 not through a trustee, the Company or the Related Company, as applicable, shall pay, at its expense, any social security payments payable by the employer with respect to Awards so granted to the extent required as a result of such election; and (C) if the Company elects the “capital gains” route for Awards granted through a trustee pursuant to Section 102, the Company or the Related Company, as applicable, shall pay, at its expense, any social security payments payable by the employer with respect to that portion of gains from such Awards that are taxed as ‘employment income’ pursuant to Section 102.

(iii)	Should any provision of Section 102 which applies to employees be amended, such amendment shall be deemed included in the 2010 Plan with respect to Awards issued in the context of Section 102.

(b)

Withholding. The Company, any Related Company, the Trustee and/or any custodian shall have the right to require the Participant to pay an amount in cash or to retain or sell without notice Ordinary Shares in value sufficient to cover any tax required by any governmental entity to be withheld or otherwise deducted and paid with respect to the Awards or the Ordinary Shares subject thereto (including, without limitation, upon their grant, vesting, settlement or sale or the registration of the Ordinary Shares in the Participant’s name) or with respect to dividends or any other benefits in respect thereof (“Withholding Tax”), and to make payment (or to reimburse itself or himself or herself for payment made) to the appropriate tax authority of an amount in cash equal to the amount of such Withholding Tax, remitting any balance to the Participant. Notwithstanding the foregoing, a Participant shall be entitled to satisfy the obligation to pay any Withholding Tax, in whole or in part, by providing the Company, a Related Company, the Trustee and/or any custodian with funds sufficient to enable the Company, the Related Company, the Trustee and/or any custodian to pay such Withholding Tax.

(c)

Certificate of Authorization of Assessing Officer. The Company, any Related Company, the Trustee or the custodian shall at any time be entitled to apply to the Israeli Tax Authority, and in the case of a Participant outside the State of Israel, to any non-Israeli tax authority, for receipt of their certificate of authorization as to the amount of tax which the Company, any Related Company, the Trustee, the custodian or the Participant is to pay to the tax authorities resulting from the grant, vesting or settlement of any Awards of Restricted Shares or Restricted Share Units, the issuance or sale of any Ordinary Shares deriving from any Award, or regarding any other question with respect to the application of the 2010 Plan.

(d)

Security for Payment of Taxes. Without derogating from the above, the Company (including any Related Company) and/or the Trustee or the custodian shall have the right to require that any Participant provide guarantees or other security to the Company’s satisfaction to guarantee the payment of any taxes or other obligatory payments which may be payable as a result of or in connection with the grant or vesting of any Awards of Restricted Shares or Restricted Share Units and the issuance, sale or transfer of any Ordinary Shares deriving from any Award (including any sum payable arising out of or in connection with the Company’s, the Related Company’s, the Trustee’s or the custodian’s obligations to deduct tax and other obligatory payments at source). With respect to Awards granted pursuant to Section 102 which were not designated as made through a trustee, if the Participant’s employment with the Company or a Related Company is terminated for any reason, the Participant will be obligated to provide the Company with a guarantee or other security to its satisfaction and at its discretion, to cover any tax obligations which may arise thereafter in connection with the disposition of the Ordinary Shares.

(e)

Election under Section 83(b). No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Agreement or by action of the Board in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares under the 2010 Plan, is expressly permitted under the terms of the applicable Agreement or by such Board action to make such an election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the U.S. Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

(f)	Section 409A.

(i)

It is intended that the provisions of the 2010 Plan comply with Section 409A of the Code and the Department of Treasury regulations and other interpretative guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Time (“Section 409A”), and all provisions of the 2010 Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.

(ii)

No Participant or the creditors of any Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under the 2010 Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to any Participant or for the benefit of any Participant under the 2010 Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any Related Company.

(iii)

Notwithstanding any other provisions in the 2010 Plan or any Agreement to the contrary, in the event that it is reasonably determined by the Company that, as a result of Section 409A, payments in respect of any Award may not be made at the time contemplated by the terms of the 2010 Plan or the relevant Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A, the Company will make such payment as soon as practicable following the first day that would not result in the Participant incurring any tax liability under Section 409A. If, at the time of a Participant’s separation from service (within the meaning of Section 409A), (A) such Participant shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A), the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date, but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Board, in its sole discretion. To the extent any amount under the 2010 Plan to which Section 409A applies is payable in two or more installments, each installment payment shall be treated as a separate and distinct payment for purposes of Section 409A.

(iv)

Notwithstanding any provision of the 2010 Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A), and neither the Company nor any Related Company shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

18.	Governing Law

The 2010 Plan and all instruments issued hereunder shall be governed by and interpreted in accordance with the internal laws of the State of Israel without reference to the principles of conflict of laws thereof.

19.	Miscellaneous

(a)	The Board may direct that any certificate evidencing shares delivered pursuant to the 2010 Plan shall bear a legend setting forth such restrictions on transferability as the Board may determine to be necessary or desirable, and may advise the transfer agent to place a stop order against any legended shares.

(b)	(i)	The Company shall not have any liability for the nonissuance or nontransfer, or for any delay in the issuance or transfer of any Ordinary Shares subject to Awards, resulting from the inability of the Company to obtain, or from any delay in obtaining, from any regulatory body having jurisdiction or authority, any requisite approval to issue or transfer any such shares, if counsel for the Company deems such approval necessary for the lawful issuance or transfer thereof.

	(ii)	Without limiting the generality of the foregoing, the Company shall not have any obligation or liability as a result of any delay in issuing any certificate evidencing Ordinary Shares or in the delivery thereof to the Trustee, any custodian or Participants, or any act or omission of any Company-designated brokerage firm in relation to Ordinary Shares.

(c)

The Board shall have the power to impose such other restrictions on Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for favorable tax treatment under Section 102 or any other applicable tax law provision.

(d)

Nothing in the 2010 Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, officers or directors in cash or property, in a manner that is not expressly authorized under the 2010 Plan.

(e)

Nothing in the 2010 Plan shall be construed to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets, or to limit the right or power of the Company or any Related Company to take any action that such entity deems to be necessary or appropriate.